Exhibit 5.1

October 23, 2019

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Re:                             PDC Energy, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to PDC Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), for the registration of up to an aggregate of 39,923,671 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), issuable pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 25, 2019, by and among the Company and SRC Energy Inc., a Colorado corporation (“SRC”), pursuant to which SRC will merge with and into the Company, with the Company surviving (the “Merger”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

We have also assumed that prior to the issuance or delivery of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Act and such effectiveness will not have been terminated or rescinded, (ii) the stockholders of the Company will have approved the issuance of the Shares and the Merger, each pursuant to the Merger Agreement, (iii) the shareholders of SRC will have approved the Merger pursuant to the Merger Agreement and (iv) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied and such transactions will have been consummated.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the Merger Agreement and the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.                                 We express no opinion under, or view with respect to, either directly or indirectly, laws other than the law of the State of Delaware and the federal law of the United States.

B.                                 This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the prospectus that forms a part thereof under the caption “Validity of Common Stock”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Davis Graham & Stubbs LLP

Davis Graham & Stubbs LLP